As filed with the Securities and Exchange Commission on August 21, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 19, 2017

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.  Regulation FD Disclosure.

On August 19, 2017, B&G Foods North America, Inc., a wholly owned subsidiary of B&G Foods, Inc., entered into an equity purchase agreement to acquire Back to Nature Foods Company, LLC and related entities from Brynwood Partners VI L.P., Mondelez International and certain other sellers for approximately $162.5 million in cash, subject to customary closing and post-closing working capital adjustments.  Subject to regulatory approval and the satisfaction of customary closing conditions, B&G Foods expects the acquisition to close during the third quarter of 2017.  B&G Foods expects to fund the acquisition and related fees and expenses with additional revolving loans under its existing credit facility.

On August 20, 2017, B&G Foods issued a press release announcing the foregoing.  The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release dated August 20, 2017, furnished pursuant to Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: August 21, 2017	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary